Exhibit 99.1

Stride Guides to Seventh Straight Year of Revenue Growth

Record Career Learning Enrollments

RESTON, Va.--(BUSINESS WIRE)--October 25, 2022--Stride, Inc. (NYSE: LRN), one of the nation’s leading technology-based education companies, today announced its results for the first fiscal quarter ended September 30, 2022.

First Quarter Fiscal 2023 Highlights Compared to 2022

  Revenue of $425.2 million, compared with $400.2 million, driven by Career Learning enrollment strength, increases in revenue per enrollment, and Adult Learning growth.
  Loss from operations of $28.7 million, compared with $7.0 million, due to increased instructional costs from earlier hiring, and inflationary pressure on salary and marketing expenses, and continued investments in new products.
  Net loss of $22.7 million, compared with $5.9 million.
  Diluted net loss per share of $0.54, compared with $0.15.
  Adjusted operating loss of $19.9 million, compared with adjusted operating income of $4.5 million. (1)
  Adjusted EBITDA of $3.0 million, compared with adjusted EBITDA of $25.5 million. (1)

First Quarter Fiscal 2023 Summary Financial Metrics

	Three Months Ended September 30,		Change 2022/2021
	2022	2021	$	%
	(In thousands, except percentages and per share data)

Revenues	$425,150	400,226	$24,924	6.2%

Loss from operations	(28,719)	(6,977)	(21,742)	-311.6%
Adjusted operating income (loss) (1)	(19,920)	4,522	(24,442)	-540.5%

Net loss	(22,672)	(5,883)	(16,789)	-285.4%
Net loss per share, diluted	(0.54)	(0.15)	(0.39)	-260.0%

EBITDA (1)	(2,468)	17,170	(19,638)	-114.4%
Adjusted EBITDA (1)	3,042	25,456	(22,414)	-88.0%

(1) To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income (loss), EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended September 30,		Change 2022 / 2021
	2022	2021	$	%
	(In thousands, except percentages)

General Education	$271,658	306,341	$(34,683)	(11.3%)
Career Learning
Middle - High School	125,535	71,411	54,124	75.8%
Adult	27,957	22,474	5,483	24.4%
Total Career Learning	153,492	93,885	59,607	63.5%
Total Revenues	$425,150	400,226	$24,924	6.2%

Enrollment Data

The following table sets forth total enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning only include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change
	September 30,		2022 / 2021
	2022	2021	#	%
	(In thousands, except percentages)

General Education (1)	112.3	147.6	(35.3)	(23.9%)
Career Learning (1)(2)	61.6	42.0	19.6	46.7%
Total Enrollment	173.9	189.6	(15.7)	(8.3%)

(1) This data includes enrollments for which Stride receives no public funding or revenue.

(2) No enrollments are included in Career Learning for Galvanize, Tech Elevator or MedCerts.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change
	September 30,		2022 / 2021
	2022	2021	$	%

General Education	$2,216	1,885	$331	17.6%
Career Learning	2,029	1,688	341	20.2%

Cash Flow and Capital Allocation

As of September 30, 2022, the Company’s cash and cash equivalents totaled $194.5 million, compared with $389.4 million reported at June 30, 2022. The decrease is largely the result of normal seasonal expenditures incurred at the start of the school year.

Capital expenditures for three months ended September 30, 2022 were $16.8 million, compared to $15.4 million the three months ended September 30, 2021, and were comprised of $0.9 million of property and equipment, $9.8 million of capitalized software development, and $6.1 million of capitalized curriculum development.

Fiscal Year 2023 Outlook

The Company is forecasting the following for the full fiscal year 2023:

  Revenue in the range of $1.71 billion to $1.79 billion.
  Capital expenditures in the range of $70.0 million to $80.0 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software, and curriculum development costs as defined on our Statement of Cash Flows.
  Effective tax rate of 27% to 29%.
  Adjusted operating income in the range of $160.0 million to $190.0 million. (1)

The Company is forecasting the following for the second quarter fiscal year 2023:

  Revenue in the range of $435.0 million to $465.0 million.
  Capital expenditures in the range of $17.0 million to $20.0 million. Note that capital expenditures include the purchase of property and equipment, and capitalized software and curriculum development costs as defined on our Statement of Cash Flows.
  Adjusted operating income in the range of $70.0 million to $80.0 million. (1)

(1) In addition to providing an outlook for revenue and capital expenditures, adjusted operating income is provided as a supplemental non-GAAP financial measure as management believes that it provides useful information to our investors. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below. Please also see Special Note on Forward Looking Statements below.

Conference Call

The Company will discuss its first quarter fiscal year 2023 financial results during a conference call scheduled for Tuesday, October 25, 2022 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://events.q4inc.com/attendee/795050869. To participate in the live call, investors and analysts should dial (888) 210-2831 (domestic) or 1 (289) 514-2968 (international) at 4:45 p.m. ET. The conference ID number is 4812941. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be available starting on October 25, 2022 at 8:00 p.m. ET through November 25, 2022 at 8:00 p.m. ET by dialing (800) 770- 2030 (domestic) or 1 (647) 362 9199 (international) and entering the conference ID 4812941. A webcast replay will be available at https://events.q4inc.com/attendee/795050869 for 30 days.

About Stride Inc.

At Stride, Inc. (NYSE: LRN) we are reimagining learning – where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed the teaching and learning experience for millions of people by providing innovative, high-quality, tech-enabled education solutions, curriculum, and programs directly to students, schools, the military, and enterprises in primary, secondary, and post-secondary settings. Stride is a premier provider of K-12 education for students, schools, and districts, including career learning services through middle and high school curriculum. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. More information can be found at stridelearning.com, K12.com, galvanize.com, techelevator.com, and medcerts.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease 2019 (“COVID-19”); discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and failure to prevent or mitigate a cybersecurity incident that affects our systems; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride Inc.’s financial statements for the three months ended September 30, 2022 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	September 30,
	2022	2021
	(In thousands except share and per share data)

Revenues	$425,150	$400,226
Instructional costs and services	295,501	273,824
Gross margin	129,649	126,402
Selling, general, and administrative expenses	158,368	133,379
Loss from operations	(28,719)	(6,977)
Interest expense, net	(2,046)	(1,993)
Other income (expense), net	1,037	(89)
Loss before income taxes and income (loss) from equity method investments	(29,728)	(9,059)
Income tax benefit	7,507	2,893
Income (loss) from equity method investments	(451)	283
Net loss attributable to common stockholders	$(22,672)	$(5,883)
Net loss attributable to common stockholders per share:
Basic	$(0.54)	$(0.15)
Diluted	$(0.54)	$(0.15)
Weighted average shares used in computing per share amounts:
Basic	42,076,628	40,559,066
Diluted	42,076,628	40,559,066

STRIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2022	2022
		(audited)
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$194,524	$389,398
Accounts receivable, net of allowance of $28,623 and $26,993	543,705	418,558
Inventories, net	27,919	36,003
Prepaid expenses	71,149	25,974
Other current assets	93,840	80,601
Total current assets	931,137	950,534
Operating lease right-of-use assets, net	79,327	85,457
Property and equipment, net	72,307	61,537
Capitalized software, net	74,748	71,800
Capitalized curriculum development costs, net	51,430	50,580
Intangible assets, net	86,690	88,669
Goodwill	246,238	241,022
Deposits and other assets	80,221	93,946
Total assets	$1,622,098	$1,643,545
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$68,956	$61,997
Accrued liabilities	42,540	63,200
Accrued compensation and benefits	40,084	73,027
Deferred revenue	80,682	53,630
Current portion of finance lease liability	43,627	37,389
Current portion of operating lease liability	13,356	12,830
Total current liabilities	289,245	302,073
Long-term finance lease liability	34,401	28,888
Long-term operating lease liability	69,113	75,127
Long-term debt	411,848	411,438
Deferred tax liability	20,182	3,205
Other long-term liabilities	10,486	10,233
Total liabilities	835,275	830,964
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,386,472 and 48,112,664 shares issued; and 43,051,729 and 42,777,921 shares outstanding, respectively	4	4
Additional paid-in capital	683,993	687,454
Accumulated other comprehensive income (loss)	518	143
Retained earnings	204,790	227,462
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	786,823	812,581
Total liabilities and stockholders' equity	$1,622,098	$1,643,545

STRIDE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	September 30,
	2022	2021
	(In thousands)
Cash flows from operating activities
Net loss	$(22,672)	$(5,883)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	26,251	24,147
Stock-based compensation expense	5,510	8,286
Deferred income taxes	17,223	5,484
Provision for doubtful accounts	1,503	152
Amortization of fees on debt	410	404
Noncash operating lease expense	3,866	5,005
Other	(3,918)	4,325
Changes in assets and liabilities:
Accounts receivable	(126,521)	(150,263)
Inventories, prepaid expenses, deposits and other current and long-term assets	(34,695)	1,260
Accounts payable	8,425	(1,256)
Accrued liabilities	(9,971)	(2,464)
Accrued compensation and benefits	(32,805)	(44,395)
Operating lease liability	(2,605)	(5,321)
Deferred revenue and other liabilities	26,853	29,009
Net cash used in operating activities	(143,146)	(131,510)
Cash flows from investing activities
Purchase of property and equipment	(913)	(1,278)
Capitalized software development costs	(9,793)	(9,690)
Capitalized curriculum development costs	(6,145)	(4,376)
Sale of other investments	60	—
Acquisition of assets	(1,409)	—
Other acquisitions, loans and investments, net of distributions	(213)	(192)
Proceeds from the maturity of marketable securities	12,044	1,501
Purchases of marketable securities	(20,126)	(9,196)
Net cash used in investing activities	(26,495)	(23,231)
Cash flows from financing activities
Repayments on finance lease obligations	(9,314)	(7,020)
Payments of contingent consideration	(7,024)	—
Proceeds from exercise of stock options	10	246
Repurchase of restricted stock for income tax withholding	(8,905)	(6,043)
Net cash used in financing activities	(25,233)	(12,817)
Net change in cash, cash equivalents and restricted cash	(194,874)	(167,558)
Cash, cash equivalents and restricted cash, beginning of period	389,398	386,582
Cash, cash equivalents and restricted cash, end of period	$194,524	$219,024

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of September 30th:
Cash and cash equivalents	$194,524	$218,519
Other current assets (restricted cash)	—	505
Total cash, cash equivalents and restricted cash	$194,524	$219,024

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income (loss), EBITDA, and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss) and Adjusted EBITDA remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and Adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. EBITDA and Adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss) from operations, net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Reconciliation of Loss from Operations to Adjusted Operating Income (Loss) and Adjusted EBITDA

First Quarter Fiscal Year 2023

	Three Months Ended
	September 30,
	2022	2021
	(In thousands)

Loss from operations	$(28,719)	$(6,977)
Stock-based compensation expense	5,510	8,286
Amortization of intangible assets	3,289	3,213
Adjusted operating income (loss)	(19,920)	4,522
Depreciation and other amortization	22,962	20,934
Adjusted EBITDA	$3,042	$25,456

EBITDA	$(2,468)	$17,170

Reconciliation of Income from Operations to Adjusted Operating Income (unaudited)

Fiscal Year 2023 Outlook

	Three Months Ended December 31, 2022		Year Ended June 30, 2023
	Low	High	Low	High
	(In millions)

Income from operations	$62.0	$70.5	$127.5	$151.5
Stock-based compensation expense	5.0	6.0	20.0	25.0
Amortization of intangible assets	3.0	3.5	12.5	13.5
Adjusted operating income	$70.0	$80.0	$160.0	$190.0

Contacts

Investor Contact
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com